                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                           PURSUANT TO SECTION 14 (C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                           Date of Report July , 2009


                              Seamless Corporation
                              --------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
                                     ------
         (State or other jurisdiction of incorporation or organization)


          0-20259 .                                      33-0845463
        ----------                                       ----------
    (SEC File Number)                       (IRS Employer Identification Number)

                         c/o, Albert R. Reda, President
                       800 North Rainbow Blvd., Suite 208
                       ----------------------------------
                             Las Vegas, Nevada 89107
                             -----------------------
                    (Address of principal executive offices)

                                 (702) 448-1861
                                 --------------
              (Registrant's telephone number, including area code)


                        WE ARE NOT ASKING YOU FOR A PROXY
                                       AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


Check the appropriate box:
         [X]   Preliminary Information Statement
         [ ]   Confidential, for Use of the Commission Only (as permitted by
               Rule 14c-5(d)(2)
         [ ]   Definitive Information Statement

Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.
              1) Title of each class of securities to which transaction applies:
              2) Aggregate number of securities to which transaction applies:
              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined): 0 4) Proposed maximum aggregate value of transaction: 0 5) Total fee paid:

         [ ]  Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
              1) Amount Previously Paid:
              2) Form, Schedule or Registration No.:
              3) Filing Party:
              4) Date Filed

                              SEAMLESS CORPORATION
                       800 NORTH RAINBOW BLVD., SUITE 208
                             LAS VEGAS, NEVADA 89107
                                 (702) 448-1861

To the Stockholders of Seamless Corporation:

This Information Statement is furnished to the stockholders of Seamless Corporation, a Nevada corporation (Seamless), in connection with the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the voting rights of Seamless providing for shareholder authorization to the board of directors of the corporation to change the name and move the domicile of the Corporation to the State of Florida from the State of Nevada.

Seamless is not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on July 31, 2009 shall be given a copy of the Information Statement.


                                           By Order of the Board of Directors


                                           /s/   Albert Reda
                                           ----------------------
                                           Albert Reda, President

This information statement is being furnished to all holders of the common stock of Seamless in connection with the Proposed Action by Written Consent to authorize the board of directors to carry out the process to move the domicile of the Corporation from the State of Nevada to the State of Florida.

                                     ITEM 1.

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Seamless Corporation a Nevada Company ("Seamless"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Seamless. The board of directors, as approved by the written consent of the holders of in excess of 59% of the voting rights of the shareholders of Seamless, provides public notice of the approval and authorization to carry out the process of moving the domicile of Seamless from Nevada to the State of Florida.

The Board of Directors, and persons owning a majority of the outstanding voting securities of Seamless, have unanimously adopted, ratified and approved the proposed actions by the Seamless board of directors. No other votes are required or necessary. See the caption "Vote Required for Approval" below. The existing Florida corporation will have total authorized preferred stock as currently authorized by the Nevada corporation, with the same rights and designations as currently exists and the total number of authorized common stock shall also remain the same as currently authorized. Any actions adopted by the board of directors will become effective upon final approval by the board and the filing of required notices with the Nevada Secretary of State's office and the State of Florida.

The Form 10-Q for quarterly period ended March 31, 2009 and the form 10-K for the year ended June 30, 2008, and any reports on Form 8-K filed by Seamless during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commissions web site at www.sec.gov in the Edgar Archives. Seamless is presently current in the filing of all reports required to be filed by it. See the caption Additional Information, below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO MOVE THE CORPORATIONS' STATE OF REGISTRY FROM NEVADA TO FLORIDA.

Seamless' board had determined that it would be in the Company's best interest in the near future to move the domicile and state of registry of the Company from Nevada to Florida and has received the consent of holders of a majority of the voting rights of the Company' securities to authorize the board to conduct such a move, with the timing and process to be made at the Board's discretion.

The board believes that the move to Florida would provide for a better business environment for the company and benefit from the lower tax and operational costs.

The primary purposes of the move are to accomplish the following:

         a) Decrease the maintenance costs of the Company, including fess and registration charges imposed by the State of Nevada, maintenance of a registered agent, and

         b) Has a greater base employment base from which to expand operations from.

For the above reasons, the board believes that the move is in the best interest of the Company and its shareholders. There can be no assurance, however, that the move will have the desired benefits over the future as changes in Florida fees and charges may alter any perceived savings or economies.

PROCESS TO REDOMICILE.

The move will be effected by filing an amendment to the Company's Articles of Incorporation with the Nevada Secretary of State's office and will become effective upon such filing and final approval of the board of directors of the Company. The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders.

Seamless is currently authorized to issue 20,000,000,000 shares of its common stock of which 10,394,580,963 shares are currently issued and outstanding, 2,000,000 shares of Preferred A Stock, which converts into 10,000 shares of common stock per share, 1,000,000 shares of Preferred B Stock, which have no voting rights and converts into 1,000 shares of common stock, shares of Preferred C Stock which converts into $1.00 worth of common stock and 4,000,000 shares of Preferred D Stock, which has no conversion rights and holds voting rights equal to 10,000 shares of common stock. Currently, shareholders holding votes equal to not less than 13,868,480,000 of the voting rights have consented in writing to the proposal, this constitutes approval of not less than 59% of the voting rights entitled to vote in any shareholder action. The stated voting rights of the preferred shares outlined above will constitute a majority of all votes on any matter presented to the shareholders.

The effect of the move upon existing shareholders of the common stock are expected to be minimal, the change in state law governing the Company and the rights of shareholders are not expected to change in any significant fashion.

If acted upon by the Company's board of directors, the consent by the majority of the common stock voting rights reported herein would result in approval of the move from Nevada to Florida. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the move. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the move and all shares outstanding on the effective date of the move would convert into shares of the new Florida corporation with the same rights, options, voting powers and entitlements as previously held through the Nevada corporation. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the move) also will be appropriately adjusted to reflect the new Florida Corporation.

After the move is authorized and completed administratively there will not be a requirement that shareholders obtain new or replacement share certificates. Each holder of record of shares of the Company's common stock that is outstanding on the effective date of the move may contact the Company's transfer agent to exchange the old Nevada certificates for new Florida certificates representing the number of shares of common shares into which the existing shares have been converted as a result of the move.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED MOVE.

Until the shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder's shares of Nevada common stock to the transfer agent and receives in return a new certificate representing shares of Florida common stock, such shareholder's existing common stock shall be deemed equal to the number of shares of Florida common shares to which such shareholder is entitled as a result of the move.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed move. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE MOVE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The move is intended to be a tax-free recapitalization to the Company and its shareholders. Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the move. The holding period for shares of common stock after the move will include the holding period of shares of common stock before the move, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the move will be the same as the adjusted basis of the shares of common stock before the move.

QUESTIONS AND ANSWERS REGARDING THE PROPOSAL AUTHORIZING THE BOARD TO CONDUCT THE PROPOSED MOVE.

Q. WHY HAS THE PROPOSAL BEEN MADE TO AUTHORIZE THE MOVE FROM NEVADA TO FLORIDA?

A. Our Board of Directors believes that the proposed move to domicile the corporation in Florida would enable Seamless to be able to expand operations because of the large work force available to the Company.


Q. WHY IS APPROVAL SOUGHT FOR THE PROPOSED MOVE FROM NEVADA TO FLORIDA?

A. The Board seeks approval of the move. It is the expectation of the Board that such a move would provide for provide greater growth potential for the Company.


Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO CONDUCT THE PROPOSED
MOVE?

A. All members of the Board of Directors have approved the proposed move as is in the best interest of Seamless and the best interest of the current shareholders of Seamless.


Q. WILL THE PROPOSED MOVE RESULT IN ANY TAX LIABILITY TO ME?

A. The proposed move is intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED?

A. To approve the proposal, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of Seamless.


Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. The Company will pay for the delivery of this information statement.


Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Albert R. Reda, President of Seamless, 800 North Rainbow Blvd., Suite 208, Las Vegas, Nevada 89107, telephone: (702) 448-1861.

VOTE REQUIRED FOR APPROVAL
--------------------------

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendment discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

The Board of Directors of Seamless have adopted, ratified and approved the proposal to authorize the move to Florida for the registration of the Company and to submit the proposed change of domicile to the shareholders for their approval. The securities that are entitled to vote consist of issued and outstanding shares of Seamless' common and preferred voting stock outstanding on July 31, 2009, the record date for determining shareholders who are entitled to notice of and to vote on the proposed change of domicile and name for Seamless Corporation.

                         DISSENTER'S RIGHTS OF APPRAISAL
                         -------------------------------

The Nevada Revised Statutes (the Nevada Law) do not provide for dissenter's rights in connection with the proposed restatement of the Articles of Incorporation.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
                 -----------------------------------------------

The Board of Directors fixed the close of business on July 31, 2009 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

As of June 25, 2009, Seamless had issued and outstanding 10,394,580,963 shares of common stock, 1,286,898 shares of Preferred D Stock, which have a 1 for 10,000 voting right or a total of 23,262,060,963 59.6 votes in any shareholder action. Shareholders holding a controlling interest equaling not less than fifty percent (50%) of voting rights of the securities of Seamless, as of the record date have consented to the action required to carry the proposed change of domicile and name for Seamless Corporation.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of June 25, 2009, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of June 25, 2009, there were 10,393,580,963 shares of common stock issued and outstanding.

TITLE OF               NAME AND ADDRESS OF           AMOUNT &           PERCENT
CLASS                  BENEFICIAL OWNER              NATURE             OF CLASS
                                                     OF BENEFICIAL
                                                     OWNERSHIP
--------------------------------------------------------------------------------
Common                 Adobe Oil Development Corp.    1,000,000,000        9.6%
                       P.O. Box 485
                       Laguna Bch, Ca. 92652
--------------------------------------------------------------------------------
Preferred D            Alpha Blue, Inc.                     320,000        24%
                       202 Park St.
                       Griffin, GA 30223
--------------------------------------------------------------------------------
Preferred D            MAKR, Inc                             80,000        6.2%
                       2050 Russett Way
                       Carson City, NV 89703
--------------------------------------------------------------------------------
Preferred D            Omega Inc.                            28,550        2.2%
                       455 Douglas Ave. Suite 215518
                       Altamonte Springs, FLA 32724
--------------------------------------------------------------------------------
Preferred D            AR Corp.                             858,298        67%
                       1001 16th Street,
                       Independence Plaza 180,
                       Denver, CO 80265
--------------------------------------------------------------------------------
Total common                                          1,000,000,000
Total common equivalent                              12,868,480,000
Total vote                                           13,868,480,000       59.6%
--------------------------------------------------------------------------------


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed move or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

ADDITIONAL INFORMATION
----------------------

Additional information concerning Seamless Corporation including its Form 10-K annual report for the year ended June 30, 2008 and quarterly reports on Form 10-Q for the past quarters ended September 30, 2008, December 31, 2008 and March 31, 2009, any reports on Form 8-K or other forms which have been filed with the Securities and Exchange Commission are incorporated herein by reference. All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Dated: July 27, 2009


                                          By Order of the Board of Directors


                                          /s/ Albert R. Reda
                                          --------------------------------------
                                          Albert R. Reda, President and Director

Exhibit "A"

              UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT A MEETING
                      RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF
                               SEAMLESS CORPORATON
                             (A Nevada corporation)


RESOLUTION APPROVING THE NAME CHANGE AND MOVE TO FLORIDA

NOW THEREFORE BE IT RESOLVED THAT:

That the Officers of the Company are authorized to seek shareholder approval of to change the domicile from Nevada to Florida and that the name of the Corporation from Seamless Corporation to GDT TEK Inc., and that

The officers and Directors of the Corporation be, and hereby are, authorized and directed to take all action necessary to carry out the purposes of the foregoing resolution and that

This resolution may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original) and such counterparts together shall constitute one and the same instrument and notwithstanding the date of the execution shall be deemed to bear the date as set forth above.

This consent is executed pursuant to, and in accordance with the State of Nevada, and is to be filed with the minutes of the Corporation. The undersigned, being all of the Directors of the Corporation, hereby consent to and adopt the foregoing.

Dated:  June 10, 2009



/s/ Albert Reda
----------------------------
Albert Reda, Director